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                                                                  Exhibit 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS

         We hereby consent to the use in the Prospectus constituting part of this Registration Statement on Form S-1 of our report dated June 24, 1998, relating to the financial statements of School Specialty, Inc., as of April 26, 1997 and April 25, 1998 and for the four months ended April 30, 1996 and for the fiscal years ended April 26, 1997 and April 25, 1998, which appears in such Prospectus. We also consent to the reference to us under the heading "Experts" in such Prospectus.



/s/ PRICEWATERHOUSECOOPERS LLP

PRICEWATERHOUSECOOPERS LLP

Minneapolis, Minnesota

February 24, 1999